Exhibit 99.1

NEWS RELEASE

Contact: Investor Relations
708.483.1300 Ext 1331

Chris Sliva Elected President of TreeHouse Foods

Oak Brook, IL, August 4, 2016 — TreeHouse Foods, Inc. (NYSE: THS) announced today that Christopher D. Sliva has been elected President of TreeHouse Foods. Most recently, Mr. Sliva served as Executive Vice President and Chief Operating Officer of TreeHouse Foods and President of Bay Valley Foods. In this broadened capacity, Mr. Sliva will have operating responsibility for both operating companies – Bay Valley Foods and TreeHouse Private Brands.

“Chris’ contributions over the last four years have both strengthened and advanced our organization and culture,” said Sam K. Reed, Chairman and Chief Executive Officer of TreeHouse Foods. “I’m proud of the way Chris has led our Company through the operational complexity that is inherent in private label. Because of his leadership and efforts to focus our organization on simplification, our legacy business has delivered gross margin expansion year in, year out.”

Mr. Reed continued, “Chris has also been the driving force in focusing our organization on the private label fundamentals of customers, categories, consumers and organizational capabilities. As we look forward, it is under Chris’ tutelage that we are designing an organizational structure to deliver on the transformative potential of the TreeHouse promise to our customers.”

Mr. Sliva joined TreeHouse in July 2012 from Dean Foods where he held various positions during his six year tenure, including Chief Commercial Officer for the Fresh Dairy Direct Business, President and Chief Operating Officer of the Morningstar subsidiary, and Chief Customer Officer for WhiteWave Foods. Prior to that, Mr. Sliva held various sales and marketing positions with Eastman Kodak Company, Fort James Corporation and Procter & Gamble Distributing Company. Mr. Sliva earned his Bachelor of Science in Business Administration from Washington University.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a manufacturer of packaged foods and beverages with more than 50 manufacturing facilities across the United States, Canada and Italy that focuses primarily on private label products for both retail grocery and food away from home customers. We manufacture shelf stable, refrigerated, frozen and fresh products, including beverages and beverage enhancers (single serve beverages, coffees, teas, creamers, powdered beverages and smoothies); meals (cereal, pasta, macaroni and cheese and side dishes); retail bakery (refrigerated and frozen dough); condiments (pourable and spoonable dressing, dips, pickles, soups and sauces) and healthy snacks (nuts, trail mix, bars, dried fruits and vegetables). We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative free ingredients in many categories. Our strategy is to be the leading supplier of private label food and beverage products by providing the best balance of quality and cost to our customers.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse’s website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “should,” “could,” “expects,” “seek to,” “anticipates,” “plans,” “believes,” “estimates,” “intends,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause TreeHouse or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. TreeHouse’s Form 10-K for the year ended December 31, 2015, and other filings with the SEC, discuss some of the factors that could contribute to these differences. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.